                                                                     EXHIBIT 3.2

                        THE COMPANIES LAW (2004 REVISION)

                            COMPANY LIMITED BY SHARES

                SECOND AMENDED AND RESTATED MEMORANDUM & ARTICLES

                                       OF

                                   ASSOCIATION

                                       OF

                        SUNTECH POWER HOLDINGS CO., LTD.

                                TABLE OF CONTENTS

           SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

The Name of the Company....................................................    1
The Registered Office of the Company.......................................    1
The Objects for which the Company is established...........................    1
The Liability of Each Member...............................................    1
The Authorised Share Capital of the Company................................    1

            SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

Table A....................................................................    1
Interpretation.............................................................    1
Preliminary................................................................    5
Issue of Shares............................................................    5
Register Of Members And Share Certificates.................................    5
Transfer Of Shares.........................................................    6
Redemption And Purchase Of Own Shares......................................    7
Variations Of Rights Attaching To Shares...................................    7
Commission On Sale Of Shares...............................................    7
Non-Recognition Of Trusts..................................................    8
Fractional Shares..........................................................    8
Lien On Shares.............................................................    8
Calls On Shares............................................................    9
Forfeiture Of Shares.......................................................    9
Registration Of Empowering Instruments.....................................   10
Transmission Of Shares.....................................................   10
Alteration Of Capital......................................................   11
Closing Register Of Members Or Fixing Record Date..........................   11
General Meetings...........................................................   12
Notice Of General Meetings.................................................   13
Proceedings At General Meetings............................................   13
Votes Of Members...........................................................   14
Corporations Acting By Representatives At Meetings.........................   15
Clearing Houses............................................................   15
Directors..................................................................   16
Directors' Fees And Expenses...............................................   17
Alternate Director.........................................................   17
Powers And Duties Of Directors.............................................   17
Borrowing Powers Of Directors..............................................   18
Disqualification Of Directors..............................................   19
Proceedings Of Directors...................................................   19
Presumption Of Assent......................................................   21
Dividends, Distributions And Reserve.......................................   21
Book Of Accounts...........................................................   22
Audit......................................................................   22
The Seal...................................................................   23
Officers...................................................................   23

Capitalisation Of Profits..................................................   23
Share Premium Account......................................................   24
Notices....................................................................   24
Information................................................................   26
Indemnity..................................................................   26
Financial Year.............................................................   26
Winding Up.................................................................   26
Amendment Of Memorandum And Articles Of Association And Name Of Company....   27
Registration By Way Of Continuation........................................   27

                        THE COMPANIES LAW (2004 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

              SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

                                       OF

                        SUNTECH POWER HOLDINGS CO., LTD.

         (Adopted by Special Resolution on __________ 2005 and effective conditional and immediately upon commencement of the trading of the
      Company's American depositary shares representing its ordinary shares on the New York Stock Exchange)

1.   The name of the Company is SUNTECH POWER HOLDINGS CO. LTD.

2. The Registered Office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (2004 Revision).

4. The liability of each Member is limited to the amount, if any, unpaid on such Member's shares.

5. The authorised share capital of the Company is US$5,000,000 divided into 500,000,000 ordinary shares of a nominal or par value of US$0.01 each. The Company has the power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them subject to the provisions of the Companies Law (2004 Revision) and the Articles of Association and to issue all or any part of its capital, whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

6. The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law (2004 Revision).

7. The Company may exercise the power contained in Section 226 of the Companies Law (2004 Revision) to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

8. Nothing in the preceding sections shall be deemed to permit the Company to carry on the business of a Bank or Trust Company without being licensed in that behalf under the provisions of the Banks and Trust Companies Law (2003 Revision), or to carry on Insurance Business from within the Cayman Islands or the business of an Insurance

     Manager, Agent, Sub-agent or Broker without being licensed in that behalf under the provisions of the Insurance Law (2004 Revision), or to carry on the business of Company Management without being licensed in that behalf under the provisions of the Companies Management Law (2003 Revision).

9. The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

10. Capitalised terms that are not defined in this Second Amended and Restated Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company, as amended from time to time.

                        THE COMPANIES LAW (2004 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

               SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

                                       OF

                        SUNTECH POWER HOLDINGS CO., LTD.

         (Adopted by Special Resolution on __________ 2005 and effective conditional and immediately upon commencement of the trading of the
      Company's American depositary shares representing its ordinary shares on the New York Stock Exchange)

                                     TABLE A

The Regulations contained or incorporated in Table "A" in the First Schedule of the Companies Law (2004 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:

                                 INTERPRETATION

1. In these Articles, unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

     "ADS"

          an American depositary share, each representing [10] shares;

     "ARTICLES"

          these articles of association of the Company as from time to time amended by Special Resolution;

     "BOARD"

          the board of Directors for the time being of the Company;

     "COMMISSION"

          Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

     "COMPANIES LAW"

          the Companies Law (2004 Revision) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Law is referred to, the reference is to that provision as amended by any law for the time being in force;

     "COMPANY"

          Suntech Power Holdings Co., Ltd., a Cayman Islands exempted company;

     "COMPANY'S WEBSITE"

          the website of the Company, the address or domain name of which has been notified to Members;

     "DIRECTORS" and "BOARD OF DIRECTORS" and "BOARD"

          the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof;

     "ELECTRONIC"

          the meaning given to it in the Electronic Transactions Law (2003 Revision) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefore;

     "ELECTRONIC COMMUNICATION"

          electronic posting to the Company's Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

     "INDEPENDENT DIRECTOR"

          a Director who is an independent director as defined in the NASD Manual & Notices to Members as amended from time to time;

     "IN WRITING"

          includes writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference;

     "MEMBER"

          a person whose name is entered in the Register of Members as the holder of a share or shares;

     "MEMORANDUM OF ASSOCIATION"

          the Memorandum of Association of the Company, as amended and re-stated from time to time;

     "MONTH"
          calendar month;

     "NYSE"

          The New York Stock Exchange in the United States;

     "NYSE RULES"

          the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any shares or ADSs on the NYSE;

     "ORDINARY RESOLUTION"

          a resolution:

          (a) passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

          (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

     "PAID UP"

          paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

     "REGISTER OF MEMBERS"

          the register to be kept by the Company in accordance with Section 40 of the Companies Law;

     "SEAL"

          the Common Seal of the Company (if adopted) including any facsimile thereof;

     "SECURITIES ACT"

          the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

     "SHARE"

          any ordinary share in the capital of the Company, including a fraction of a share;

     "SIGNED"

          includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

     "SPECIAL RESOLUTION"

          a resolution passed in accordance with Section 60 of the Companies Law, being a resolution:

          (a) passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

          (b) approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed.

     "YEAR"

          calendar year.

2.   In these Articles, save where the context requires otherwise:

     (a) words importing the singular number shall include the plural number and vice versa;

     (b) words importing the masculine gender only shall include the feminine gender;

     (c) words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

     (d) "MAY" shall be construed as permissive and "SHALL" shall be construed as imperative;

     (e) a reference to a dollar or dollars (or US$) is a reference to dollars of the United States;

     (f) references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force; and

     (g) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

3. Subject to the last two preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

                                   PRELIMINARY

4. The business of the Company may be commenced as soon after incorporation as the Directors see fit.

5. The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

                                 ISSUE OF SHARES

6. Subject to the provisions, if any, in that behalf in the Memorandum of Association the Directors may re-designate, allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise in such classes or series and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

                   REGISTER OF MEMBERS AND SHARE CERTIFICATES

7. The Company shall maintain a Register of its Members and every person whose name is entered as a member in the Register of Members shall, without payment, be entitled to a certificate within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the member entitled thereto at the Member's registered address as appearing in the register.

8. Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

9. Any two or more certificates representing shares of any one class held by any Member may at the Member's request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1 or such smaller sum as the Directors shall determine.

10. If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

11. In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

                               TRANSFER OF SHARES

12. The instrument of transfer of any share shall be in writing and in such usual or common form or such other form as the Directors may in their discretion approve and be executed by or on behalf of the transferor and shall be accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

13. All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the Directors decline to register shall (except in any case of fraud) be returned to the person depositing the same.

14. (a) The Board may, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or upon which the Company has a lien.

     (b) The Board may also decline to register any transfer of any share unless:

     - the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

     -    the instrument of transfer is in respect of only one class of shares;

     -    the instrument of transfer is properly stamped, if required;

     - in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

     -    the shares transferred are free of any lien in favour of the Company.

15. If the Directors refuse to register a transfer of any shares, they shall within two months after the date on which the transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

16. The registration of transfers may, on 14 days' notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the Register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration shall not be suspended nor the Register of Members closed for more than 30 days in any year.

                      REDEMPTION AND PURCHASE OF OWN SHARES

17.  Subject to the provisions of the Companies Law, the Company may:

     (a) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

     (b) purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member; and

     (c) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

18. Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

19. The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

20. The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment in any form of consideration.

                    VARIATIONS OF RIGHTS ATTACHING TO SHARES

21. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to these Articles, be varied or abrogated with the unanimous written consent of the holders of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class.

22. The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

23. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu therewith or the redemption or purchase of shares of any class by the Company.

                          COMMISSION ON SALE OF SHARES

24. The Company may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                            NON-RECOGNITION OF TRUSTS

25. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, except an absolute right to the entirety thereof in the registered holder.

                                FRACTIONAL SHARES

26. The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares.

                                 LIEN ON SHARES

27. The Company shall have a first and paramount lien and charge on all shares that are not fully paid-up registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company's lien (if any) thereon. The Company's lien (if any) on such share shall extend to all dividends or other monies payable in respect thereof.

28. The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

29. For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

30. The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

                                 CALLS ON SHARES

31. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares, and each Member shall (subject to receiving at least 14 days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

32. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

33. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

34. The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

35. The Directors may make arrangements on the issue of partly paid shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

36. The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                              FORFEITURE OF SHARES

37. If a Member fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

38. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

39. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

40. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

41. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the shares.

42. A statutory declaration in writing that the declarant is a Director of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

43. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

                     REGISTRATION OF EMPOWERING INSTRUMENTS

44. The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

                             TRANSMISSION OF SHARES

45. The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

46. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made. If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

47. A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

                              ALTERATION OF CAPITAL

48.  The Company may from time to time by Ordinary Resolution:

     (a) increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

     (b) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

     (c) convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

     (d) sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

     (e) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

49. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

50. For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

51. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination.

52. If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

                                GENERAL MEETINGS

53. All general meetings other than annual general meetings shall be called extraordinary general meetings.

54. (a) The Company shall in each year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

     (b) At these meetings the report of the Directors (if any) shall be presented.

55. (a) The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

     (b) A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than 10% of such of the paid-up capital of the Company as at that date of the deposit carries the right of voting at general meetings of the Company.

     (c) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more requisitionists.

     (d) If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said twenty one days.

     (e) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

                           NOTICE OF GENERAL MEETINGS

56. At least seven days' notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

     (a) in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

     (b) in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five per cent in par value of the shares giving that right.

57. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

58. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. The holders of shares being not less than an aggregate of one-third of all shares in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes. A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

59. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

60. The chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.

61. If at any meeting the chairman of the Board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be a chairman of the meeting.

62. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, not less than seven days' notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the Board or any Member present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

64. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

65. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

66. A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

                                VOTES OF MEMBERS

67. Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy at a general meeting of the Company shall have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share registered in his name, or the name of the person represented by proxy, in the Register of Members.

68. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

69. A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

70. No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares carrying the right to vote held by him have been paid.

71.  On a poll, votes may be given either personally or by proxy.

72. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

73. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

74. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

75. A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

               CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

76. Any corporation which is a Member or a Director may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member or Director.

                                 CLEARING HOUSES

77. If a clearing house (or its nominee) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members of the Company provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such person is so authorised. A person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member holding the number and class of shares specified in such authorisation.

                                    DIRECTORS

78. (a) Unless otherwise determined by the Company in general meeting, the number of Directors shall not be more than ten Directors, the exact number of Directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of all of the Directors. The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them. For so long as shares or ADSs are listed on the New York Stock Exchange, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the NYSE Rules require for a foreign private issuer so long as the company is a foreign private issuer.

     (b) The Board of Directors shall have a Chairman of the Board of Directors (the "Chairman") elected and appointed by a majority of the Directors then in office. The period for which the Chairman will hold office will also be determined by a majority of all of the Directors then in office. The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

     (c) The Company may by Ordinary Resolution appoint any person to be a Director either to fill a vacancy on the Board created under Article 79 or Article 95 or as an addition to the existing Board.

     (d) The Directors may by the affirmative vote of all Directors appoint any person to be a Director either to fill a vacancy on the Board created under Article 79 or Article 95 or as an addition to the existing Board.

79. Subject to the terms of these Articles, a Director shall hold office until he is removed from office (i) by Special Resolution; or (ii) upon written notice by the Member(s) who nominated such Director any time notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement).

80. The Board may, from time to time, and except as required by applicable law or the listing rules of the recognized stock exchange or automated quotation system where the Company's securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

81. A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

                          DIRECTORS' FEES AND EXPENSES

82. The Directors shall receive such remuneration as the Board may from time to time determine. Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

83. Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

                               ALTERNATE DIRECTOR

84. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him.

85. Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

                         POWERS AND DUTIES OF DIRECTORS

86. Subject to the provisions of the Companies Law, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

87. Subject to these Articles, the Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, one or more Vice Presidents, Chief Financial Officer or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any person so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

88. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

89. The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

90. The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following three Articles shall not limit the general powers conferred by this paragraph.

91. The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

92. The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

93. Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

                       BORROWING POWERS OF DIRECTORS

94. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

                       DISQUALIFICATION OF DIRECTORS

95.  The office of Director shall be vacated, if the Director:

     (a) becomes bankrupt or makes any arrangement or composition with his creditors;

     (b)  dies or is found to be or becomes of unsound mind;

     (c)  resigns his office by notice in writing to the Company;

     (d) without special leave of absence from the Board, is absent from meetings of the Board for six consecutive months and the Board resolves that his office be vacated; or

     (e) if he or she shall be removed from office pursuant to these Articles.

                          PROCEEDINGS OF DIRECTORS

96. The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may at any time summon a meeting of the Directors by at least three days' notice in writing to every other Director and alternate Director.

97. A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

98. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be four, provided that a Director and his appointed alternate Director shall be considered only one person for this purpose. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

99. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

100. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

101. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

102. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

     (a)  all appointments of officers made by the Directors;

     (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

     (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

103. When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

104. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

105. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

106. A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

107. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

108. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                           PRESUMPTION OF ASSENT

109. A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                    DIVIDENDS, DISTRIBUTIONS AND RESERVE

110. Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

111. The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

112. Any dividend may be paid by cheque sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.


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

113. The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

114. Subject to any rights and restrictions for the time being attached to any class or classes of shares, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the par value of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

115. If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

116. No dividend shall bear interest against the Company.

                              BOOK OF ACCOUNTS

117. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

118. The books of account shall be kept at the registered office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

119. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorised by the Directors or by the Company by Ordinary Resolution.

120. The accounts relating to the Company's affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

                                   AUDIT

121. The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

122. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

123. Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

                                  THE SEAL

124. The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

125. The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an Assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

126. Notwithstanding the foregoing, a Director shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

                                  OFFICERS

127. Subject to Article 87, the Company may have a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, a Secretary or Secretary-Treasurer appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time decide.

                         CAPITALISATION OF PROFITS

128. Subject to the Companies Law, the Board may, with the authority of an Ordinary Resolution:

     (a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

     (b) appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

          (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

          (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum,

          and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

     (c) make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

     (d) authorise a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

          (i) the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

          (ii) the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those Members; and

     (e) generally do all acts and things required to give effect to the resolution.

                           SHARE PREMIUM ACCOUNT

129. The Directors shall in accordance with Section 34 of the Companies Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

130. There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Companies Law, out of capital.

                                  NOTICES

131. Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a


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

     recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the member to the Company or by placing it on the Company's Website provided that the Company has obtained the Member's prior express positive confirmation in writing to receive notices in such manner. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

132. Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

133. Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

134. Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or (b) facsimile, shall be deemed to have been served upon confirmation of receipt, or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier or (d) electronic means as provided herein shall be deemed to have been served and delivered at the expiration of 24 hours after the time it was sent.

135. Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

136. Notice of every general meeting shall be given to:

     (a) all Members holding shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

     (b) every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

     No other person shall be entitled to receive notices of general meetings.


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

                                INFORMATION

137. No member shall be entitled to require discovery of any information in respect of any detail of the Company's trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the members of the Company to communicate to the public.

138. The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register of Members and transfer books of the Company.

                                 INDEMNITY

139. Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles) and officer of the Company for the time being and from time to time shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a Director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. For the avoidance of doubt, the Company may enter into an agreement with any Director or officer at the Company in respect of indemnification or exculpation the terms of which differ from the provisions of this Article.

140. No such Director or officer of the Company shall be liable to the Company for any loss or damage unless such liability arises through dishonesty, fraud or default of such Director or officer.

                               FINANCIAL YEAR

141. Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

                                 WINDING UP

142. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

143. If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of shares issued upon special terms and conditions.

144. Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

            AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION
                            AND NAME OF COMPANY

145. Subject to the Companies Law and these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum of Association of the Company, in whole or in part, or change the name of the Company.

                    REGISTRATION BY WAY OF CONTINUATION

146. The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.


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